Exhibit 10.3

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

FDP Research Subaward Agreement
Amendment Number (6)

Pass-Through Entity (PTE)		Subrecipient
Yale University	Entity Name	Miragen Therapeutics, Inc.
gcat5@yale.edu	Email Address	jleverone@miragenrx.com
[*], MD	Principal Investigator	Rusty Montgomery, MD

Project Title: Mir-29 mimicry as a therapy for pulmonary fibrosis

PTE Federal Award No: 5UH3HL 123886-04

Federal Awarding Agency: National Heart, Lung, and Blood Institute

Subaward Revised Period of Performance: Start Date: Jul 1, 2017 End Date: Sep 30, 2018

Amount Funded This Action: $ [*]

Subaward No: GR100301 (CON-80000904)

Effective Date of Amendment: Jul 1, 2018

Total Amount of Federal Funds Obligated to Date: $ [*]

Subject to FFATA: (●) Yes ( ) No

Automatic Carryover: ( ) Yes (●) No

Amendment(s) to Original Terms and Conditions

This Amendment revises the above-referenced Research Subaward Agreement as follows:

☑ This is a No Cost Extension. The Period of Performance is hereby extended through: September 1, 2018

☐ Year ☐ ____ to ____ is hereby added to the Subaward Period of Performance, which is revised to be consistent with the Subaward Period of Performance Start and End Date above.

The total amount authorized for Year ☐ is as follows: Direct Costs: ____

Indirect Cost Rate: 0.00% Indirect Costs: ____

Total Costs: ____

The PTE hereby affirms the budget was not cut or was cut by less than 10% from the proposed budget for the current period.

*If carryover is not automatic (**No** selected above), the Total Amount of Federal Funds Obligated stated above may not reflect the actual balance available. The Subrecipient is responsible for tracking unobligated balances and subsequent carryover approvals from prior budget periods. In the event that funding was not fully expended by the Subrecipient during the prior period, the authorized amount for the prior period is hereby reduced to equal the Subrecipient's final invoice. Submit carryover requests in writing to PTE's Administrative Contact.*

☐ Carryover from year ☐ to the current period is hereby authorized as follows: Direct Costs: ____

Indirect Cost Rate: 0.00% Indirect Costs: ____

Total Costs: ____

☐ Additional funds in the amount of ____ are hereby authorized for the current period.

Direct Costs: ____

Indirect Costs: ____ Indirect Cost Rate: 0.00%

Total Costs: ____

☐ A detailed budget is included on the following page(s) and incorporated as Appendix A to this Amendment.

The Scope of Work remains unchanged. *If there is a change in scope, the PTE must issue a bilateral modification.*

For clarity: all amounts stated in this amendment are in United States Dollars.

All other terms and conditions of this Subaward Agreement remain in full force and effect.

By an Authorized Official of PTE:

/s/ Lauren Pite Jun 29, 2018

Name: Lauren Pite Date

Title: Assoc. Director, Office of Sponsored Projects

The Subrecipient is not required to countersign this amendment. Unilateral acceptance of this modification does not bypass internal approval processes of the Subrecipient. If Subrecipient would like to terminate this action, a request should be directed to PTE's Administrative Contact.

FDP UniMod Sept.2017